Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-156922 and No. 333-149717) of Sims Metal Management Limited of our report dated July 31, 2009 relating to the consolidated financial statements of SA Recycling, LLC, which appears in this Form 20-F.
PricewaterhouseCoopers LLP
Irvine, California

November 9, 2009